AMENDMENT TO ADMINISTRATION AND
SHAREHOLDER SERVICES AGREEMENT

This Amendment, dated as of May 19, 2011, made by and between Matthews International Funds (the “Trust”) and Matthews International Capital Management, LLC (“Matthews,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Administration and Shareholder Services Agreement, dated as of August 31, 2004, as amended August 12, 2005, August 11, 2006, August 31, 2007, September 15, 2008 and November 30, 2009, by and between the Trust and Matthews (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein Matthews agreed to provide certain services to the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of a separate series of the Trust and to update certain series names.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.           The addition of the Matthews China Small Companies Fund as set forth on the attached amended Exhibit A.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one typewritten page, together with the updated Exhibit A, to be signed by their duly authorized officers as of the day and year first above written.

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ William J. Hackett
Name:	John P. McGowan	Name:	William J. Hackett
Title:	Vice President	Title:	Chief Executive Officer
Date:	May 19, 2011	Date:	May 19, 2011

EXHIBIT A

MATTHEWS INTERNATIONAL FUNDS

FUND SCHEDULE

(updated May 19, 2011)

Fund		Effective Date

•	Matthews Asia Growth Fund	August 31, 2004

•	Matthews Pacific Tiger Fund	August 31, 2004

•	Matthews Asian Growth and Income Fund	August 31, 2004

•	Matthews Asia Science and Technology Fund	August 31, 2004

•	Matthews China Fund	August 31, 2004

•	Matthews India Fund	August 12, 2005

•	Matthews Japan Fund	August 31, 2004

•	Matthews Korea Fund	August 31, 2004

•	Matthews Asia Small Companies Fund	September 15, 2008

•	Matthews China Dividend Fund	November 30, 2009

•	Matthews China Small Companies Fund	May 31, 2011

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ William J. Hackett
Name:	John P. McGowan	Name:	William J. Hackett
Title:	Vice President	Title:	Chief Executive Officer
Date:	May 19, 2011	Date:	May 19, 2011